Exhibit 99.1

WHEELS UP ANNOUNCES THE APPOINTMENT OF VINAYAK HEGDE AS PRESIDENT

New York, Oct. 5, 2021 – Wheels Up (NYSE:UP), the leading brand in private aviation, today, announced the appointment of Vinayak Hegde as President. The move comes during a time of historic demand and revenue growth and on the heels of its public listing in July 2021. Since May 2021, Hegde has served as Chief Marketplace Officer, responsible for leveraging innovative and proprietary technology to both grow and expand its customer base beyond the traditional membership model.

With its next-generation technology-driven platform, the Wheels Up Marketplace is expanding the addressable market and increasing the accessibility of private air travel from hundreds of thousands to millions of consumers. Hegde will continue to report directly to Wheels Up Chairman and CEO Kenny Dichter.

“I am excited to announce the promotion of Vinayak Hegde to President,” said Kenny Dichter, “Since joining our team in May, Vinayak has successfully leveraged his proven, successful track record with Product, Engineering, Sales, Marketing, Data, and Operations to deliver substantial value to the enterprise. Over the last five months, Vinayak has immersed himself in our business, and has rapidly implemented several system enhancements, driving disciplined reporting rooted in transparency and accountability, and hired key leaders which enables us to take Wheels Up to the next level, at an accelerated pace.”

Hegde has spent over two decades leading the technology, marketing, and product development sectors within world-class organizations, including Amazon and Airbnb. He has been recognized as one of the early innovators to combine data, product, engineering, marketing, and revenue management to help companies scale their consumer internet offerings, all of which perfectly position him to lead the team and harmonize all functions of the organization.

In his expanded role, Vinayak will focus on developing and implementing a seamless and holistic approach to the customer, from sales to the management of our Members’ and customers’ experience and loyalty.  Vinayak will drive world-class execution through ownership of enterprise-wide KPI’s across Sales, Revenue, Product, and Operations that measure our performance and drive accountability. Additionally, he will also lead key strategic initiatives across the enterprise.

“I am incredibly fortunate to be a part of Wheels Up and humbled for the opportunity to work with this extraordinary team who are delivering exceptional service to our Members and customers in the air and on the ground each and every day. I look forward continuing to make Wheels Up a great place to work and the preferred private aviation and lifestyle company for our Members and operating partners,” said Hegde.

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About Wheels Up

Wheels Up Experience Inc. ("Wheels Up"), a leading demand generator in private aviation, offers a total private aviation solution that includes world-class safety, service, and flexibility through on-demand flights, membership programs, corporate solutions, aircraft management, whole aircraft sales, and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up is uniquely positioned to offer its customers and Members access to over 1,500 safety-vetted and verified aircraft.

Through the Wheels Up App anyone can search, book, and fly. Wheels Up Connect, Core, and Business memberships provide enhancements, such as flight sharing, empty-leg Hot Flights, Shuttle Flights, Shared Flights, signature Wheels Down events, and exclusive Member benefits from preeminent lifestyle brands. The Company's ongoing Wheels Up Cares program aligns with philanthropic organizations and initiatives that affect and matter to the Company and its customers, Members, stakeholders, families, and friends. The Wheels Up Cares fleet is comprised of five custom painted Beechcraft King Air 350i aircraft; each plane serves as a flying symbol for a specific cause.

All Wheels Up flights are operated by the Company's DOT/FAA-authorized air carrier subsidiaries (Wheels Up Private Jets LLC, Gama Aviation LLC, Mountain Aviation LLC, Sterling Aviation LLC, and TWC Aviation LLC) or by an approved vendor air carrier that has undergone a comprehensive safety assessment.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Wheels Up's expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up's products and services and Wheels Up's ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up's products and services, (iii) Wheels Up's ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up's ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the registration statement on Form S-1, as amended, filed by Wheels Up, which was declared effective by the U.S. Securities and Exchange Commission ("SEC") on August 24, 2021, and other documents filed by Wheels Up from time to time with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.

Wheels Up Media Contact:

JONESWORKS

wheelsup@jonesworks.com